EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231709, 333-221210, 333-216212, 333-170210, 333-155263, 333-127488, 333-109042, 333-73512, 333-58235, and 333-06577) of Integra LifeSciences Holdings Corporation of our report dated February 21, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 21, 2020